GREIF, INC.

POWER OF ATTORNEY
FOR
FORMS 3, 4, AND 5 FILINGS

      The undersigned, an officer and/or director of Greif, Inc., a Delaware corporation (the
"Company"), hereby constitutes and appoints Gary R. Martz and L. Dennis Hoffman, Jr., and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in any and all of my capacities for the Company, to sign all Forms 3, 4, or 5 required to be filed by me with the
Securities and Exchange Commission (the "Commission") pursuant to Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, including any and all amendments to any of the foregoing, relating to the Company, and to file the same with the
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 The undersigned has executed and delivered this Power of Attorney on the date set forth below.

Dated: 05/12/2014    /s/ Lawrence A. Hilsheimer
      Signature of Officer/Director

      Lawrence A. Hilsheimer, EVP and CFO
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